                                                                    Exhibit 4(w)

          Form of Permanent Global Registered LIBOR Floating Rate Note

     THIS LIBOR FLOATING RATE NOTE IS A GLOBAL NOTE ("GLOBAL NOTE") WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS LIBOR FLOATING RATE NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE FOR DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS LIBOR FLOATING RATE NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO AMERICAN EXPRESS CREDIT CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       AMERICAN EXPRESS CREDIT CORPORATION

                               Floating Rate Notes

                                Due ______, 20__

REGISTERED                                                 CUSIP NO. ___________
No. FLR _____

Issue Price:                                 Principal Amount:

Original Issue Date:                         Stated Maturity:

Initial Interest Rate:                       Interest Payment Period:

Interest Rate Basis: LIBOR                   Interest Payment Dates:

Interest Reset Period:                       Interest Reset Dates:

Spread:                                      Spread Multiplier:

Maximum Interest Rate:                       Minimum Interest Rate:

Authorized Denominations (if other than as   Specified Currency (if other
set forth in the Prospectus Supplement):     than U.S. dollars):

Amortizing Note:                             Amortizing Schedule:

Repayment Terms:                             Repayment Dates:

Redemption Terms:                            Redemption Dates:

Calculation Agent:

     AMERICAN EXPRESS CREDIT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company") for value received hereby promises to pay CEDE & CO. or registered assigns, (a) the Principal Amount as described above or in the applicable pricing supplement, in the Specified Currency on the Stated Maturity date shown above, or earlier if and to the extent so provided herein, and (b) accrued interest on the Principal Amount then outstanding at the Initial Interest Rate shown above from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates stated above, until the first Interest Reset Date shown above following the Original Issue Date and thereafter at the Interest Rate Basis shown above, adjusted by the Spread or Spread Multiplier, if any, shown above, determined in accordance with the provisions hereof, until the principal thereof is paid or made available for payment.

     Reference is hereby made to the further provisions of this LIBOR Floating Rate Note set forth on the reverse hereof and in any applicable pricing supplement attached hereto or delivered herewith, and such further provisions shall for all purposes have the same effect as if fully set forth in this place.

     This LIBOR Floating Rate Note shall not become valid or obligatory for any purpose unless and until the certificate of authentication hereon shall have been executed by the Trustee, or its successor, under the Indenture referred to herein.

     IN WITNESS WHEREOF, American Express Credit Corporation has caused this Global Note to be duly executed under its corporate seal.

Dated:

                                          AMERICAN EXPRESS CREDIT CORPORATION


                                          By
                                             -----------------------------------
                                             Authorized Officer


                                          Attest
                                                --------------------------------
                                                By:
                                                Title:

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities issued under the within-mentioned Indenture.

Dated:

                                          U.S. BANK TRUST NATIONAL ASSOCIATION


                                          By
                                             -----------------------------------
                                             Authorized Signatory

                   REVERSE OF GLOBAL LIBOR FLOATING RATE NOTE

     This LIBOR Floating Rate Note is one of a series of duly authorized debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company, all such Securities issued and to be issued under an indenture dated as of September 1, 1987, between the Company and U.S. Bank Trust National Association (as successor to Security Pacific National Trust Company (New York)), as trustee, as supplemented by a First Supplemental Indenture, dated as of November 1, 1987, between the Company and Bank of Montreal Trust Company, as trustee, a Second Supplemental Indenture, dated as of January 15, 1988, between the Company and Fleet Bank N.A. (as successor to The First National Bank of Boston), as trustee, a Third Supplemental Indenture, dated as of April 1, 1988, between the Company and The Chase Manhattan Bank (as successor to Manufacturers Hanover Trust Company), as trustee, a Fourth Supplemental Indenture, dated as of May 1, 1988, between the Company and Trust Company Bank, as trustee, a Fifth Supplemental Indenture, dated as of March 28, 1989, between the Company and The Bank of New York, as trustee, a Sixth Supplemental Indenture, dated as of May 1, 1989, between the Company and Bank of Montreal Trust Company, as trustee, a Seventh Supplemental Indenture, dated as of July 28, 1995, between the Company and The Chase Manhattan Bank, as trustee, and an Eighth Supplemental Indenture, dated as of December 21, 2001, between the Company and Bank One Trust Company, N.A., as trustee (as supplemented, hereinafter called the "Indenture"), pursuant to which the Company has designated U.S. Bank Trust National Association as trustee for the Notes (the "Trustee"), to which Indenture reference is hereby made for a statement of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate Principal Amounts, may be denominated in currencies other than U.S. Dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption or repurchase provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This LIBOR Floating Rate Note is one of a series of the Securities designated as Floating Rate Notes due ________, 20__ (the "Notes").

     Payment of the principal of, and interest on, this LIBOR Floating Rate Note will be made in immediately available funds at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America or other currency or composite currency as specified on the face of this LIBOR Floating Rate Note or in the applicable pricing supplement, as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on any Notes issued in definitive form other than interest due at the Stated Maturity (as defined below) as specified on the face of this LIBOR Floating Rate Note may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Securities Register. Payment of interest will be made to the person in whose name this LIBOR Floating Rate Note is registered at the close of business on the fifteenth day (whether or not a Business Day) prior to any Interest Payment Date (the "Regular Record Date"). However, payment of interest at the date on which the principal of this LIBOR

Floating Rate Note becomes due and payable, whether at the Stated Maturity or by declaration of acceleration or otherwise (the "Maturity") will be made to the person to whom the Company pays the principal. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next Regular Record Date. Unless an Event of Default with respect to the Notes shall have occurred and be continuing or as otherwise set forth in the Indenture, Notes in definitive form will not be issued.

Payment of Interest

     The interest rate on this LIBOR Floating Rate Note will be equal to either
(1) the interest rate calculated by reference to the Interest Rate Basis (as specified on the face of this LIBOR Floating Rate Note) plus or minus the Spread, if any, as specified on the face of this LIBOR Floating Rate Note or (2) the interest rate calculated by reference to the Interest Rate Basis as specified on the face of this LIBOR Floating Rate Note multiplied by the Spread Multiplier, if any as specified on the face of this LIBOR Floating Rate Note.

     Except as provided below, the "Interest Payment Dates" for the Notes will be ____________________:

     If any Interest Payment Date for this LIBOR Floating Rate Note would otherwise be a day that is not a Business Day for this LIBOR Floating Rate Note, the Interest Payment Date for this LIBOR Floating Rate Note shall be postponed to the next day that is a Business Day for this LIBOR Floating Rate Note, except that if such day falls in the next calendar month, the Interest Payment Date shall be the preceding day that is a Business Day.

     As used in this LIBOR Floating Rate Note, "Business Day" means:

     o any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     The rate of interest on this LIBOR Floating Rate Note will be reset on the Interest Reset Date that will be weekly, monthly, quarterly, semi-annually or annually, as specified on the face of this LIBOR Floating Rate Note.

     o    The "Interest Reset Date" will be ___________________.

     If any Interest Reset Date for this LIBOR Floating Rate Note would otherwise be a day that is not a Business Day for this LIBOR Floating Rate Note, the Interest Reset Date for this LIBOR Floating Rate Note shall be postponed to the next day that is a Business Day for this LIBOR Floating Rate Note, except that if such Business Day is in the next succeeding calendar month, the Interest Reset Date shall be the immediately preceding Business Day.

     The interest rate applicable to each interest accrual period beginning on an Interest Reset Date will be the rate determined on the Calculation Date (as defined below), if any, by reference to the Interest Determination Date. "Calculation Date" means the date, if any, on which the Calculation Agent (as defined below) is to calculate an interest rate for this LIBOR Floating Rate

Note. The Calculation Date shall be the tenth calendar day after the related Interest Determination Date for this LIBOR Floating Rate Note or if such day is not a Business Day, the next succeeding Business Day, unless otherwise specified on the face of this LIBOR Floating Rate Note. "Calculation Agent" means the agent appointed by the Company to calculate interest rates on this LIBOR Floating Rate Note as specified on the face of this LIBOR Floating Rate Note.

     The "Interest Determination Date" pertaining to an Interest Reset Date will be:

     o    the second Business Day preceding such Interest Reset Date.

     Unless otherwise specified on the face of this LIBOR Floating Rate Note or in the applicable pricing supplement, the interest payable on each Interest Payment Date or at Maturity for this LIBOR Floating Rate Note will be the amount of interest accrued from and including the Original Issue Date or from and including the last Interest Payment Date to which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date or the date of Maturity, as the case may be. However, in the case of this LIBOR Floating Rate Note on which interest is reset weekly, interest payable on each Interest Payment Date will be the amount of interest accrued from and including the Original Issue Date or from and excluding the last date to which interest has been paid, as the case may be, to, and including, the Regular Record Date immediately preceding such Interest Payment Date, except that at Maturity the interest payable will include interest accrued to, but excluding, the date of Maturity.

     Accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of this LIBOR Floating Rate Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from the date of issue or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded to the nearest one hundred-thousandth of a percentage point (e.g., 9.876544% and 9.876545% being rounded to 9.87654% and 9.87655%, respectively)) for each such day is computed by dividing the interest rate (expressed as a decimal rounded to the nearest one hundred-thousandth of a percentage point) applicable to such date by 360. All dollar amounts used in or resulting from calculations on this LIBOR Floating Rate Note will be rounded to the nearest cent with one half cent being rounded upward.

     The Calculation Agent will, upon the request of the holder of this LIBOR Floating Rate Note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to this LIBOR Floating Rate Note.

     The interest rate on this LIBOR Floating Rate Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

     Determination of LIBOR

     If the Interest Rate Basis specified on the face of this LIBOR Floating Rate Note is LIBOR, this LIBOR Floating Rate Note will bear interest for each Interest Reset Period at an interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified on the face of this LIBOR Floating Rate Note.

     LIBOR will be determined by the Calculation Agent in accordance with the following provisions in the order set forth below:

     o On each Interest Determination Date, LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars having the Index Maturity as specified on the face of this LIBOR Floating Rate Note or designated in the applicable pricing supplement, commencing on the second Business Day immediately following such Interest Determination Date, which appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London time, on such Interest Determination Date. If at least two such offered rates appear on the Reuters Screen LIBOR Page, the rate will be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point) of those offered rates as determined by the Calculation Agent. If fewer than two offered rates appear, LIBOR for such Interest Determination Date will be determined as if the parties had specified the rate described in the following bullet points.

     o On any Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBOR Page as specified above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market, having the Index Maturity as specified on the face of this LIBOR Floating Rate Note or designated in the applicable pricing supplement, commencing on the second Business Day immediately following such Interest Determination Date and in a Principal Amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of those four major banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point) of such quotations.

     o If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point) of the rates quoted by three major banks in The City of New York selected by the Calculation Agent at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, having the Index Maturity as specified on the face of this LIBOR Floating Rate Note or designated in the applicable pricing supplement, such loans commencing on the second Business Day immediately following such Interest Determination Date and in a Principal Amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time.

     o If the banks in The City of New York selected by the Calculation Agent are not quoting as mentioned in the previous bullet point, LIBOR with respect to such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

     "Reuters Screen LIBOR Page" means the display on the Reuters Monitor Money Rates Service, or any successor service, for the purpose of displaying the London interbank rates of major banks for U.S. dollar deposits.

Amortizing Notes

     If this LIBOR Floating Rate Note is an Amortizing Note, a portion or all the Principal Amount of the Note is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an Index as set forth on the face of this LIBOR Floating Rate Note or in the applicable pricing supplement.

Redemption and Repayment

     If so specified on the face of this LIBOR Floating Rate Note or in the applicable pricing supplement, the Company may, at its option, redeem this LIBOR Floating Rate Note in whole or in part, on the date or dates (each a "Redemption Date") specified herein, at the price (the "Redemption Price") (together with interest accrued to such Redemption Date) specified herein. Provisions regarding requirements and procedures for redemption will be set forth in the applicable pricing supplement.

     If so specified on the face of this LIBOR Floating Rate Note or in the applicable pricing supplement, this LIBOR Floating Rate Note will be repayable prior to Maturity at the option of the holder on the Repayment Dates shown on the face of this LIBOR Floating Rate Note or in the applicable pricing supplement at the Repayment Prices shown on the face of this LIBOR Floating Rate Note or in the applicable pricing supplement, together with interest accrued to the date of repayment. Provisions regarding requirements and procedures for repayment will be set forth in the applicable pricing supplement.

     Unless otherwise specified on the face of this LIBOR Floating Rate Note or in the applicable pricing supplement, this LIBOR Floating Rate Note will not be subject to any sinking fund.

     The Company may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for such Notes for cancellation.

Additional Amounts

     The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on this LIBOR Floating Rate Note, such additional amounts as are necessary in order that the net payment by the Company or a paying agent of the principal of and interest on this LIBOR Floating Rate Note to a holder who is a United States Alien Holder (as defined below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable had no withholding or deduction been required; provided, however, that the foregoing obligation to pay additional amount shall not apply:

     (1) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

     (a) being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

     (b) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

     (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States, a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax-exempt organization; or

     (d) being or having been a "10-percent shareholder" of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision or being or having been a bank whose receipt of interest on this LIBOR Floating Rate
     Note is described in Section 881(c)(3)(A) of the Code or any successor provision;

     (2) to any holder that is not the sole beneficial owner of this LIBOR Floating Rate Note, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had the beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

     (3) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with certification, identification documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of this LIBOR Floating Rate Note, if compliance is required by statute or by regulation of the United States Treasury Department, without regard to any tax treaty, or by an applicable income tax treaty to which the United States is a party as a precondition to partial or complete relief or exemption from such tax, assessment or other governmental charge (including, but not limited to, the failure to provide United States Internal Revenue Service Form W-8BEN, W-8ECI or any subsequent versions thereof);

     (4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

     (5) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

     (6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

     (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or

     (8) in the case of any combination of items (1), (2), (3), (4), (5), (6) and (7).

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided herein, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

     As used herein, the term "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; "United States Holder" means a beneficial owner of a Note that is, for United States federal income tax purposes: (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof (except as may be provided in U.S. Treasury Regulations) or (c) an estate or trust the income of which is subject to United States federal income taxation regardless of its source; "United States Alien Holder" means a beneficial owner of a Note that is, for United States federal income tax purposes; (a) a nonresident alien individual,
(b) a foreign corporation, (c) a nonresident alien fiduciary of a foreign estate or trust or (d) a foreign partnership one or more of the members of which is a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust; and "United States Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended.

     If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after ________, 20__, the Company becomes or will become obligated to pay additional amounts as described in the third paragraph of this "Reverse of Global Note" or (b) a taxing authority of the United States takes an action on or after ___________, 20__, whether or not such action is taken with respect to the Company or any of its affiliates, that results in a substantial probability that the Company will or may be required to pay such additional amounts, then the Company may, in either case, at its option, redeem, as a whole, but not in part, the Notes on not less than 30 nor more than 60 days' prior written notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Notes. Prior to the publication of any notice of redemption, the Company will deliver to the trustee an officers' certificate stating that the Company is entitled to effect a redemption and setting forth a statement of facts showing that the conditions precedent to the Company's right so to redeem have occurred and an opinion of counsel to that effect based on that statement of facts. If the Company redeems the Notes upon a tax event, the Company will publish a notice of that redemption in Luxembourg in the Luxemburger Wort at the time notice is given to the holders of the Notes as described above and notify the Luxembourg Stock Exchange.

Other Terms

     As specified on the face of this LIBOR Floating Rate Note or in the applicable pricing supplement, this LIBOR Floating Rate Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate") and/or (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate").

     The Indenture contains provisions for defeasance and discharge at the Company's option of either the entire principal of all the Securities of any series or of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth therein.

     If an Event of Default (as defined in the Indenture) with respect to the Notes, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than 66 2/3% in aggregate Principal Amount of the Outstanding Securities of each series to be affected thereby. The Indenture also permits, with certain exceptions as therein provided, the holders of not less than a majority in aggregate Principal Amount of outstanding Notes of any series, on behalf of the holders of all the Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the holder of this LIBOR Floating Rate Note shall be conclusive and binding upon such holder and upon all future holders of this LIBOR Floating Rate Note and of any Note issued upon the transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this LIBOR Floating Rate Note.

     No reference herein to the Indenture and no provision of this LIBOR Floating Rate Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this LIBOR Floating Rate Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this LIBOR Floating Rate Note is registrable on the Securities Register of the Company, upon surrender of this LIBOR Floating Rate Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of Authorized Denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

     The Notes are issuable in registered form without coupons in denominations of $1,000 and any larger amount that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate Principal Amount of Notes of a like tenor and of a different authorized denomination, as requested by the holder surrendering the same.

     No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

     In case this LIBOR Floating Rate Note shall at any time become mutilated, destroyed, stolen or lost and this LIBOR Floating Rate Note or evidence of the loss, theft, or destruction hereof (together with such indemnity and such other documents or proof as may be required by the Company or the Trustee) shall be delivered to the principal corporate trust office of the Trustee, a new Note of like tenor and Principal Amount will be issued by the Company in exchange for, or in lieu of, this LIBOR Floating Rate Note. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the holder of this LIBOR Floating Rate Note.

     Holders of Securities may not enforce their rights pursuant to the Indenture or the Note except as provided in the Indenture.

     Certain terms used in this LIBOR Floating Rate Note which are defined in the Indenture have the meaning set forth therein.

     This LIBOR Floating Rate Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     The Company agrees that any suit, action or proceeding against it arising out of, or based upon, the Indenture or this Note may be instituted in any state or federal court in the Borough of Manhattan, the City of New York.

     The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the person in whose name this LIBOR Floating Rate Note is registered as the holder hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this LIBOR Floating Rate Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -as tenants in common                 UNIF GIFT MIN ACT   ______________ Custodian ______________
TEN ENT   -as tenants by the entireties                                (Cust)                   (Minor)
JT TEN    -as joint tenants with right of                           Under Uniform Gifts to Minors Act
           survivorship and not as tenants in
           common                                                   ---------------------------------------
                                                                                  (State)

     Additional abbreviations may also be used though not in the above list

                                   ----------

                            OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably requests and instructs the Company to repay $____ Principal Amount of the within Note, pursuant to its terms, on the "Repayment Date" first occurring after the date of receipt of the within Note as specified below, together with interest thereon accrued to the date of repayment, to the undersigned at:


           (Please Print or Type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining Principal Amount of this Note.

For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company within the relevant time period set forth above at its office or agency in the Borough of Manhattan, the City and State of New York, located initially at the office of the Trustee at 153 West 51st Street, New York, New York 10019, Attention:
Corporate Trust Administration.


Dated:
                                          --------------------------------------
                                          Note: The signature to this Option to
                                          Elect Repayment must correspond with
                                          the name as written upon the face of
                                          the within Note in every particular
                                          without alteration or enlargement or
                                          any change whatsoever.

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
    Identifying Number of Assignee

---------------------------------


---------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
      Please Print or Type Name and Address Including Zip Code of Assignee


--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney
-----------------------------------------------------------------------
to transfer such Note on the books of American Express Credit Corporation, with full power of substitution in the premises.

Dated:
       --------------------------         --------------------------------------
                                          Signature

                                          --------------------------------------
                                          NOTICE: The signature to this
                                          assignment must correspond with the
                                          name as it appears upon the face of
                                          the Note in every particular, without
                                          alteration of enlargement or any
                                          change whatsoever